EXHIBIT 21
SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

Jurisdiction of
Incorporation/
Subsidiaries	Organization
Cash America, Inc.	Delaware
Cash America Advance, Inc.	Delaware
Cash America, Inc. of Louisiana	Delaware
RATI Holding, Inc.	Texas
Cash America Pawn L.P.	Delaware
Cash America Management L.P.	Delaware
Cash America, Inc. of Tennessee	Tennessee
Cash America, Inc. of Oklahoma	Oklahoma
Cash America, Inc. of South Carolina	South Carolina
Florida Cash America, Inc.	Florida
Georgia Cash America, Inc.	Georgia
Cash America, Inc. of North Carolina	North Carolina
Cash America Pawn, Inc. of Ohio	Ohio
Cash America, Inc. of Alabama	Alabama
Cash America, Inc. of Colorado	Colorado
Cash America, Inc. of Indiana	Indiana
Cash America Holding, Inc.	Delaware
Mr. Payroll Corporation	Delaware
Express Cash International Corporation	Delaware
Cash America of Missouri, Inc.	Missouri
Vincent’s Jewelers and Loan, Inc.	Missouri
Cash America, Inc. of Utah	Utah
Cash America Franchising, Inc.	Delaware
Cash America Financial Services, Inc.	Delaware
Cash America, Inc. of Illinois	Illinois
Uptown City Pawners, Inc.	Illinois
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware
Longhorn Pawn and Gun, Inc.	Texas
Bronco Pawn & Gun, Inc.	Oklahoma
Gamecock Pawn & Gun, Inc.	South Carolina
Hornet Pawn & Gun, Inc.	North Carolina
Tiger Pawn & Gun, Inc.	Tennessee
Cashland Financial Services, Inc.	Delaware
Cash America, Inc. of Kentucky	Kentucky
Cash America of Mexico, Inc.	Delaware
(See Mexican Structure set out below.)

Cash America, Inc. of Nevada	Nevada
Ohio Neighborhood Finance, Inc.	Delaware
Cash America, Inc. of Virginia	Virginia
Cash America, Inc. of Alaska	Alaska
Cash America Global Financing, Inc.	Delaware

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC. (Continued)

Jurisdiction of
Incorporation/
Subsidiaries	Organization
Cash America Net Holdings, LLC	Delaware
Cash America Net of Alabama, LLC	Delaware
Cash America Net of Alaska, LLC	Delaware
Cash America Net of Arizona, LLC	Delaware
Cashnet of Australia, LLC	Delaware
Cash America Net of California, LLC	Delaware
Cash America Net of Colorado, LLC	Delaware
Cash America Net of Delaware, LLC	Delaware
Cash America Net of Florida, LLC	Delaware
CashNetUSA of Florida, LLC	Delaware
Cash America Net of Hawaii, LLC	Delaware
Cash America Net of Idaho, LLC	Delaware
Cash America Net of Illinois, LLC	Delaware
Cash America Net of Indiana, LLC	Delaware
Cash America Net of Iowa, LLC	Delaware
Cash America Net of Kansas, LLC	Delaware
Cash America Net of Kentucky, LLC	Delaware
Cash America Net of Louisiana, LLC	Delaware
Cash America Net of Maine, LLC	Delaware
CashNet CSO of Maryland, LLC	Delaware
Cash America Net of Michigan, LLC	Delaware
Cash America Net of Minnesota, LLC	Delaware
Cash America Net of Mississippi, LLC	Delaware
Cash America Net of Missouri, LLC	Delaware
Cash America Net of Montana, LLC	Delaware
Cash America Net of Nebraska, LLC	Delaware
Cash America Net of Nevada, LLC	Delaware
Cash America Net of New Hampshire, LLC	Delaware
Cash America Net of New Mexico, LLC	Delaware
CashNetUSA CO, LLC	Delaware
CashNetUSA, OR, LLC	Delaware
The Check Giant NM, LLC	Delaware
Cash America Net of North Dakota, LLC	Delaware
Cash America Net of Ohio, LLC	Delaware
Ohio Consumer Financial Solutions, LLC	Delaware
Cash America Net of Oklahoma, LLC	Delaware
Cash America Net of Oregon, LLC	Delaware
Cash America Net of Rhode Island, LLC	Delaware
Cash America Net of South Carolina, LLC	Delaware
Cash America Net of South Dakota, LLC	Delaware
Cash America Net of Texas, LLC	Delaware
Cash America Net of Utah, LLC	Delaware
Cash America Net of Virginia, LLC	Delaware
Cash America Net of Washington, LLC	Delaware
Cash America Net of Wisconsin, LLC	Delaware
Cash America Net of Wyoming, LLC	Delaware
CashEuroNet UK, LLC	Delaware
Cash America Net Canada, Inc.	Delaware

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC. (Continued)

Jurisdiction of
Incorporation/
Subsidiaries	Organization
Primary Innovations, LLC	Delaware
Primary Credit Processing, LLC	Delaware
Primary Payment Solutions, LLC	Delaware
Primary Credit Services, LLC	Delaware
Mexican Structure
Cash America of Mexico, Inc. (owns 80%), Capital International, S.á.R.L., a Luxemborg limited liability company (owns 10.8%), and an individual citizen of the United Mexican States (owns 9.2%) are shareholders of Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto multiple, entidad no regulada (“Creazione”)
     Cash America of Mexico, Inc. owns .00000001% and Creazione owns 99.99999999% of Grupo Mexicano en Apoyo a la Economia Familiar, S.A. de C.V., SOFOM E.N.R. (“Grupo Mexicano”)
     Creazione and Grupo Mexicano own the following entities:
(a)	Grupo Poblano en Apoyo a la Economia Familiar, S.A. de C.V., SOFOM E.N.R. (Creazione 44.44%; Grupo Mexicano 55.56%)

(b)	Grupo Relevo, S.A. de C.V., SOFOM E.N.R. (Creazione 50%, Grupo Mexicano 50%)

(c)	Finfácil, S.A. de C.V., SOFOM E.N.R. (Creazione 50%, Grupo Mexicano 50%)

(d)	Grupo Jaliscience en Apoyo a la Economia Familiar, S.A. de C.V., SOFOM E.N.R. (Creazione 50%, Grupo Mexicano 50%)

(e)	Grupo Metropolitano en Apoyo a la Economia Familiar, S.A. de C.V., SOFOM E.N.R. (Creazione, 50%, Grupo Mexicano 50%)
     Grupo Mexicano owns interests in the following entities that are currently in liquidation:
(a)	P.F. Acapulco del Sur, S.A. de C.V. (98%)

(b)	Grupo Tlaxcalteca en Apoyo a las Economia Familiar, S.A. de C.V. (98%)

(c)	Grupo Tabasqueno en Apoyo a la Economia Familiar, S.A. de C.V. (99.998%)

(d)	GPAEF, S.A. de C.V. (99.998%)

(e)	Apoyo Economicos de Pacifico, S.A. DE C.V. (53.24%)